- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               ----------------

                         SANTA FE PACIFIC CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         SANTA FE PACIFIC CORPORATION
                             D.F. KING & CO. INC.
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                               ----------------

Payment of Filing Fee (Check the appropriate box):(/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
  2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
  4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

(/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

(/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ration of 0.27).

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: ..........
  2) Form, Schedule or Registration
     Statement No.: ...................
  3) Filing Party: ....................
  3) Date Filed: ......................

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

                                                           D.F. King & Co., Inc.
                                                                    October 1994


                          SANTA FE PACIFIC CORPORATION
              SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER 18, 1994
                            INSTRUCTIONS TO CALLERS
                            -----------------------


     Santa Fe Pacific Corporation has scheduled a Special Meeting of Shareholders to be held on Friday, November 18, 1994, at 3:00 pm at the Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, IL.

     The purpose of the Meeting is to consider a proposal to approve the plan of merger between Burlington Northern Inc. and Santa Fe Pacific Corporation (see proxy statement).

     The Special Meeting involves a proxy contest. Union Pacific Corporation has announced its intention to solicit proxies from Santa Fe shareholders against the merger. Thus, both Santa Fe and Union Pacific will be contacting Santa Fe shareholders in an effort to solicit shareholder votes through the execution of proxies. It is important to remember that in a proxy contest only the latest dated proxy will count. A properly executed later dated proxy will cancel any proxies previously received from the same shareholder with an earlier date. This is important since there will be multiple mailings by both Santa Fe and Union Pacific throughout the course of the contest and each mailing will contain a new proxy card. Shareholders will sometimes change their minds, mistakenly executed a card, or send an opposition card as a vote of protest.
The occurrence of any of these events will invalidate a previously received card.

     Santa Fe will be using a WHITE proxy card through the contest.

     Union Pacific is using a GOLD proxy card.

     Because of the number of mailings from both sides, experience has taught us that it is very helpful to always refer to the color of the card (WHITE, in Santa Fe's case) in conversations with shareholders. For example, "To support Santa Fe, sign the WHITE card and discard the GOLD Union Pacific card."

     Santa Fe shareholders should be encouraged to execute their proxies at the earliest possible time. This will help us to assess our level of support. Remember, in a proxy contest we will never know what proxies Union Pacific has received until after the meeting when the votes are counted because Union Pacific supporters return their cards in almost all cases directly to Union Pacific. Even if a shareholder plans to attend the meeting - you should still urge them to return their WHITE Proxy. Plans change and people are sometimes

Santa Fe Pacific Corporation
Instructions to Callers
page 2



subject to intervening events. If a shareholder does attend the meeting, return of the WHITE proxy will not prevent them voting in person.

     To the extent possible we will want to encourage the return of each WHITE proxy we mail. While this may seem like overkill, we have found that shareholders returning multiple proxies will be less likely to subsequently change their mind. If you are absolutely convinced of support, one card will suffice.

I.     Introduction
       ------------

       A. You will be asked to contact shareholders of Santa Fe by telephone or in person in connection with the proxy contest and motivate such holders to participate in voting for the plan of merger on the WHITE card. Proxies must be received by November 18, 1994, the date of the Special Meeting.

       B.   (i)     Santa Fe commenced mailing its proxy statement on Monday,
                    October 17, 1994 and mailed its first shareholder letter on Wednesday, October 19, 1994.

            (ii) We expect that Union Pacific will distribute its materials shortly.

            (iii) The only item on the agenda for shareholders to consider is whether or not to approve the merger between Burlington Northern Inc. and Santa Fe Pacific Corporation.

       THE BOARD OF DIRECTORS OF SANTA FE PACIFIC CORPORATION URGES SHAREHOLDERS TO VOTE FOR THE MERGER PROPOSAL.

       C. We will commence calls to shareholders immediately. Registered shareholders will first be contacted followed by NOBO (street name) shareholders.

II.    Outline and Objective of the Campaign
       -------------------------------------

       A. The primary objective is to communicate to Santa Fe shareholders the position taken by the Santa Fe Board of Directors in connection with the

Santa Fe Pacific Corporation
Instructions to Callers
page 3


            merger proposal and to urge shareholders to vote FOR the merger proposal on Santa Fe's WHITE card.

       B. To achieve our objectives we will be targeting a large number of Santa Fe shareholders. Santa Fe's management and directors will contact a number of large shareholders, both registered and NOBO (street name) holders, as well as institutional holders. Through your efforts, we intend to contact shareholders owning in excess of 90% of the Company's outstanding common stock.

III.   Calling Assignments
       -------------------

       A. Santa Fe participants will be contacting registered and NOBO shareholders. In some cases you may know the shareholders assigned to you for contact.

       B. Most of your calls will be simple and non-adversarial in nature. As a rule, shareholders will be glad to hear from you. You must be prepared, however, to answer questions pertaining to the merger proposal, Union Pacific's efforts to derail the merger and Santa Fe's reaction to those efforts, as well as questions relating to the general business and operations of Santa Fe Pacific.

IV.    Preparation and Reading Materials
       ---------------------------------

       A. Santa Fe's proxy statement dated October 12, 1994, letter to shareholders dated October 19, 1994 and newspaper advertisement dated October 19, 1994.

       B.   Santa Fe's WHITE proxy card.

V.     Rules To Be Followed
       --------------------

       A. All communications are subject to the rules and regulations of the Securities and Exchange Commission. The Company's materials have been reviewed by legal counsel prior to mailing. Stick to these materials when answering questions pertaining to the merger.

Santa Fe Pacific Corporation
Instructions to Callers
page 4


       B.   No false or misleading statements.

       C. No arguments or predictions on future events such as the market price of the stock, revenues, profits, the outcome of the Special Meeting (do not predict victory), or the outcome of litigation between the parties.

       D. DO NOT GUESS. If you don't know the answer to a shareholder's question, tell the shareholder you will call them back. Then obtain the proper answer and return the call.

VI.    Telephone Calling Procedure
       ---------------------------

       A. Introduction - give name and title. Mention that you are calling about the shareholder's investment in Santa Fe and that you are a fellow Santa Fe shareholder, if that is true.

       B. Apologize for the interruption and ask if it's a convenient time to talk.

       C.   Verify that Santa Fe proxy materials have been received.

       D.   Ask if the Santa Fe materials have been reviewed.

       E.   Ask if the shareholder has any questions.

       F. Tell the shareholder that you are asking for his/her support and ask if the shareholder intends to follow the recommendation of the Board of Directors of Santa Fe and vote FOR the merger proposal. In such a case, the shareholder should sign, date and mail the Santa Fe WHITE proxy card. Santa Fe shareholders who support the merger should be reminded not to sign any Union Pacific gold card they might receive, event as a vote of protest.

       G. Always thank the shareholder for his/her time and support. Let the shareholder know you will be calling back in connection with any further developments.

Santa Fe Pacific Corporation
Instructions to Callers
page 5


       H. Answering machines - if you reach an answering machine, leave a brief message asking the shareholder to return your call (ask them to call you collect).

VII.   Reporting Forms
       ---------------

       A.   We will using reporting forms to capture shareholder responses.
            Each reporting form sets forth a shareholder's name as it appears on the registered or NOBO (street name) shareholder list, his/her address, share amount and telephone number.

       B. Each time you attempt or complete a call note the date and time of the call. Further, note any feedback which you believe is important. Providing substantive feedback is essential in assessing shareholder support. There is also a place on the form to indicate calling results. If the shareholder has sold his/her shares please so note in the comment section, although, bear in mind, that if a shareholder has received a proxy and they are a record date owner with the power to vote, notwithstanding the sale of the underlying shares. These holders should be encouraged to execute a WHITE Santa Fe proxy.

       C. You should make copies of your completed forms and forward them each week to Pat Ottensmeyer. Retain your original forms.

       D. You will be informed if your assigned shareholder returns his/her proxy (registered shareholders only).

VIII.  Commencement of Calls/Best Time to Call
       ---------------------------------------

       A.   Commence calls immediately.

       B. Generally, calls are best made in the evening - between 6:00 and 9:00 p.m., but use your judgment.

       C. Saturdays are an ideal time. No calls on Sundays or Holidays unless you personally know the shareholder.

Santa Fe Pacific Corporation
Instructions to Callers
page 6


       D. In the event of a business registration, calls should be made during normal business hours.

IX.    Telephone Tips
       --------------

       A.   Keep it simple and brief, if you can.

       B.   Keep it friendly and low pressure.

       C.   Read and be familiar with all materials.

       D.   Be a good listener.

       E. Be specific in terms of the recommendation of the Board of Directors and the action shareholders should take.

X.     Other
       -----

       A. Multiple Accounts. Shareholders should return a proxy card for each and every separate account maintained whether a registered shareholder, street name shareholder, or both.

       B. Proper Execution of the Card. The Proxy card should be signed exactly as the shareholder name appears thereon. When stock is registered in two or more names (joint tenants or tenants-in-common, for example), all registered owners should sign. When signing as an attorney-in-fact, executor, administrator, trustee, guardian, partner or officer of a corporation, shareholders should sign and give title as such. If a corporation, shareholder should sign in corporate name by president or other authorized officer (with their title included). If a partnership, sign in partnership name by an authorized person (also with title included).

       C. Proper Dating of the Card. Each card should be dated as well as signed. Remember, only the latest dated card will count.

       D. Street Name Holders. When stock is held in street name, through a bank, broker or nominee, generally the bank, broker or nominee votes on behalf

Santa Fe Pacific Corporation
Instructions to Callers
page 7


            of the shareholder, but only after receiving the shareholder's specific instructions. Shareholders must return a card to their broker for their shares to be voted. If a shareholder has multiple street name accounts, they must return a card for each account.

            Shareholders may also call their broker with voting instructions but it is preferable that they also return the proxy card.

                      We will never be privy to actual voting results from
            street name holders. Brokerage houses collect voting instructions from all their clients throughout the solicitation period and issue one aggregate vote just prior to the meeting. As such, we will have to rely on what we are told by street name shareholders.

                                                           D.F. King & Co., Inc.


                          SANTA FE PACIFIC CORPORATION

                          GENERAL RULES TO BE FOLLOWED
                          ----------------------------


       In connection with the solicitation of proxies from individual shareholders of Santa Fe Pacific Corporation, the following is intended as a general guideline.

All proxy solicitations are subject to, among other things, the Rules and Regulations of the Securities and Exchange Commission. You are encouraged to direct any and all questions in connection with the solicitation to Pat Ottensmeyer.

It is essential you observe carefully the following limitations:

1. No solicitation, written or oral, shall contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements in any earlier communications with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

2. Do not discuss any matter during your conversation with shareholders unless it has been covered, and only to the extent it is covered, in the proxy statement or any other written materials mailed to shareholders. There will be no shortage of topics for your discussions. Stick to the written materials.

3. Do not engage in any discussion of personalities. Do not, directly or indirectly, impugn character, integrity or personal reputation or make charges concerning improper, illegal or immoral conduct or associations.

4. Do not make predictions regarding future events. For example, do not discuss topics as the future market price of the stock. Do not make any claims regarding the results of the solicitation; that is, do not predict that the proposal will pass, instead comment on the fact that you are encouraged by the level of support shown thus far.

5. Do not write letters to any shareholders other than the letter provided to you. If a shareholder requires additional proxy soliciting materials, check the appropriate box on your report form. Your team leader will then forward the appropriate materials to the shareholder.

6. Any questions or problems which arise should first be directed to Pat Ottensmeyer. John Cornwell and John Bibas from D.F. King are also available at (212) 493-6952 or 6925.

                       [D.F. KING & CO., INC. LETTERHEAD]


                                 "NOBO" HOLDERS
                                  -------------
                              "STREET" HELD STOCK
                               ------------------

       "NOBO" is an acronym for Non-Objecting Beneficial Owner, meaning, a stockholder who holds their stock through a brokerage firm (or occasionally a bank) and has not objected to disclosure of their name.

       A NOBO phone call should follow the same basic guidelines as a registered stockholder phone call with a few distinct differences.

       A NOBO holder cannot vote their shares directly - only the broker can vote the stock since it is actually in the name of the brokerage firm. Additionally, the broker cannot vote without specific instructions from the beneficial owners. Therefore, it is critical that the NOBO stockholders understand that they must return the WHITE proxy card to their broker in order for their shares to be voted.

       If you contact a NOBO holder who has not received materials, find out that NOBO's brokerage firm and inform D.F. King so that we can follow-up.

       If the NOBO stockholder mails his WHITE proxy card back to Santa Fe, it should be given to Pat Ottensmeyer for immediate delivery to D.F. King so that we can get it to the appropriate brokerage firm in time to be voted.

       In all cases, ask for the name of the brokerage firm at which the NOBO holds the stock.

                   (SANTA FE PACIFIC CORPORATION LETTERHEAD)



(Date)

Dear [Name of Shareholder]:

       By now you should have received your Santa Fe Pacific Corporation proxy materials and white proxy for the Company's special meeting of shareholders scheduled to be held on Friday November 18, 1994. As you probably know, at the meeting shareholders will vote on a proposal to approve a plan of merger between Burlington Northern Inc. and Santa Fe Pacific Corporation.

       The Board of Directors unanimously recommends that you vote for the merger proposal and asks that you return only your WHITE proxy card to Santa Fe Pacific Corporation.

       I would sincerely appreciate the opportunity to personally discuss with you the special meeting. Accordingly, I would appreciate it if you would take a
moment to please call me collect at (   )    -     any weekday from 9:00 a.m. to
4:00 p.m.

       On behalf of your Board of Directors, thank you for your continued support of Santa Fe Pacific Corporation. We appreciate your cooperation and I look forward to hearing from you.

                                  Sincerely yours,



                                  /sig cut/